Sports Funding, Inc                                   eAutoclaims, Inc
2620 S. Parkview St.                                  110 East Douglas Road
Tampa, FL 33629                                       Oldsmar, FL 34677

Gentlemen:

This Letter Agreement (the "Agreement") is entered into by and among eAutoclaims, Inc.
a Nevada corporation ("eAuto"), Sports Funding, Inc ("Sports Funding"), holder of a $275,000 convertible promissory note dated July 10, 2003 and the parties identified on the signature pages as the Purchasers ("Purchasers").


                                            RECITALS


This Agreement is entered into with reference to the following facts:


A. Sports Funding is the owner of the Note convertible into 985,663 shares of eAuto common stock at $0.279 per share. The note has a maturity date of August 10, 2005, and later amended by Letter Agreement, to August 17th, 2005.

B. To facilitate the conversion of this debt to equity, eAuto is willing to reduce the conversion price of the convertible note to $0.16 per share.

C. Sports Funding agrees to convert the Note into shares of eAuto common stock, $.001 par value ("Common Stock"), and to sell those shares to Purchasers.

D. Purchasers desire to purchase the Common Stock issued to Sports Funding upon conversion of the Note.

E. The newly issued shares will be issued to the purchaser in Street name as indicated in Exhibit "A".


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


                                 AGREEMENT TERMS


1. Conversion of Note; Issuance of Certificates. Sports Funding hereby notifies eAuto that it desires to convert the Note into 1,718,750 shares of Common Stock ("Conversion Shares"), for the purpose of this transaction only. Sports Funding represents it is not an "affiliate" of eAuto as defined in Rule 144 under the Securities Act of 1933 and has held the note in excess of two years. Accordingly, eAuto will cause its transfer agent to issue the Conversion Shares without a restrictive legend.


2. Purchase of Shares by_Purchasers. Purchasers will purchase all of the Conversion Shares for an aggregate purchase price of $275,000 (i.e $.16 per share). Purchasers and Sports Funding agree that Johnson, Pope, Bokor, Ruppel & Burns, LLP will act as escrow agent ("Escrow Agent") to facilitate the transactions contemplated by this Agreement. Purchasers will deliver the purchase price for the Conversion Shares to the Escrow Agent in immediately available funds, as per wiring instructions indicated on Exhibit B. At such time as Escrow Agent has received the purchase price proceeds, it shall notify eAuto, Sports Funding and Purchasers by email or facsimile. When Escrow Agent receives confirmation either by email or facsimile from Sports Funding and Purchasers that it is authorized to consummate this transaction, it will distribute the purchase price proceeds for the Conversion Shares as follows: $225,000 to an account designated by Sports Funding; $50,000 to eAuto in the account designated in Exhibit C; and shall instruct eAuto to cause its transfer agent to distribute the 1,718,750 Conversion Shares without legend to Purchasers.

       If for any reason all parties do not consent to this transaction within three (3) business days after the notice from Escrow Agent, then Escrow Agent shall return the purchase price proceeds to Purchasers and reestablish the convertible note back to Sports Funding in its original terms and conditions.

3. Severability. If any part of this Agreement shall be determined to be illegal, invalid or unenforceable, that part shall be severed from the Agreement and the remaining parts shall be valid and enforceable.

4. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute a duplicate original.

5. Authority To Execute Agreement. The individuals signing this Agreement and the parties represent and warrant that they have full and complete authority and authorization to execute and effect this Agreement and to take or cause to be taken all acts contemplated by this Agreement.

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

6. Governing Law. This Agreement and all matters arising out of or relating to this Agreement shall be governed by, interpreted and construed in accordance with the procedural and substantive laws of the State of Florida, and shall be deemed executed in Clearwater, Florida.

7. Jurisdiction. The parties agree that any legal action or proceeding relating to this Agreement shall be instituted in a state or federal court in Pinellas County, Florida. The parties agree to submit to the exclusive jurisdiction of, and agree that venue is proper in, these courts in any such action or proceeding.

8. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any and all prior or contemporaneous agreements or representations, written or oral, between the parties concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in writing and signed by a duly authorized representative of each party; no other act, document, usage, or custom shall be deemed to amend or modify this Agreement.

9. Successors, Assigns and Affiliates. The terms and conditions of this Agreement shall apply to successors and assigns of all parties.

10. Release. Subject to the consummation of the transactions set herein and as a condition thereof and except for the performance by the parties of the provisions of this Agreement and further except for the representations, warranties and indemnities of the parties contained herein (which representations, warranties and indemnities shall survive the consummation of this Agreement and as to which the parties shall continue to be liable), each party hereto, for itself and on behalf of all direct and indirect partners, officers, directors, employees, affiliates (both persons and entities), representatives, agents, representatives, servants, trustees, beneficiaries, predecessors in interest, successors in interest, assigns, nominees and insurers (collectively, the "Releasing Parties"), shall be deemed to have released and forever discharged each of the other parties hereto and all direct and indirect partners, officers, directors, employees, affiliates (both persons and entities), representatives, agents, representatives, servants, trustees, beneficiaries, predecessors in interest, successors in interest, assigns, nominees and insurers of each such party, of and from any and all claims, demands, actions and causes of action, whether known or unknown, fixed or contingent, that any of the Releasing Parties may have had, may now have or may hereafter acquire with respect to any matters whatsoever arising under or in any way related to (i) the Convertible Note term sheet, and (ii) any claims either party may have against the other with respect to or in connection with any alleged violation of any state or Federal securities laws, including the Securities Act and the Exchange Act.

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

11. Effective Date. The Effective Date of this Agreement shall be the later date on which this Agreement is executed by all parties below.




eAUTOCLAIMS, INC                            SPORTS FUNDING, INC


By: _______________________________         By: ___________________________


Name: ____________________________          Name: _________________________


Title: _____________________________        Title: __________________________


Date: _____________________________         Date: __________________________


[PURCHASERS]                                         [PURCHASERS]


By: _______________________________         By______________________________


Name: ____________________________          Name: __________________________


Title: _____________________________        Title: ___________________________


Date: _____________________________         Date: ___________________________


Number of Shares:____________________       Number of Shares:__________________


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